Exhibit 10.26

AMENDMENT TO DIRECTOR RETIREMENT PLAN

WHEREAS, Colonial Bank, FSB (the “Bank”) maintains the Colonial Bank, FSB Director Retirement Plan, effective January 1, 2011 (the “Plan”); and

WHEREAS, the Bank desires to modify the definition of “Normal Retirement Benefit” to provide that the Normal Retirement Benefit of directors under the Plan will equal 50% of their highest three-year average compensation earned from the Board during any three calendar years while serving as a member of the Board; and.

WHEREAS, Section 7.2 of the Plan permits the Bank to amend the Plan from time to time; and

WHEREAS, such amendment shall have retroactive effect to the initial Effective Date of the Plan.

NOW THEREFORE, the Plan is hereby amended as follows, effective immediately:

1.           The definition of “Normal Retirement Benefit” at Article II of the Plan is amended to read as follows:

               “Normal Retirement Benefit” shall mean 50% of a Director’s highest three-year average Compensation earned from the Board during any three calendar years while serving as a member of the Board.”

IN WITNESS WHEREOF, the Bank has executed this Amendment on the date set forth below.

COLONIAL BANK, F.S.B.

November 15, 2012	By:	/s/ Edward J. Geletka
Date		Edward J. Geletka, President and Chief Executive Officer